EXHIBIT 1.1



                               350,000,000 SHARES




                                   AEGON N.V.


                  COMMON SHARES (PAR VALUE EUR 0.12 PER SHARE)

                             UNDERWRITING AGREEMENT








September 17, 2002


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September 17, 2002

ABN AMRO Rothschild
Morgan Stanley & Co. International Limited
         Acting severally on behalf of themselves and as representatives of the several Global Underwriters and the several Regulation S Underwriters

c/o ABN AMRO Rothschild                               Morgan Stanley
     Gustav Mahlerlaan 10                             25 Cabot Square
     1082 PP Amsterdam                                Canary Wharf
     The Netherlands                                  London  E14 4QA

Dear Sirs and Mesdames:

     AEGON N.V., a limited liability company incorporated under the laws of the Netherlands and having its statutory seat at The Hague, The Netherlands (the "Company"), proposes to sell to the several Underwriters named in Schedule I hereto (the "Global Underwriters") 206,400,000 Common Shares (par value EUR 0.12 per share) ("Common Shares" or "Common Stock") (the "Global Shares"). Vereniging AEGON, a Dutch Association (the "Association"), which is the Company's largest shareholder, proposes to sell to the several Underwriters named in Schedule II hereto (the "Regulation S Underwriters") 143,600,000 Common Shares (the "Regulation S Shares"). The Global Shares and the Regulation S Shares are hereinafter collectively referred to as the "Shares".

     ABN AMRO Rothschild and Morgan Stanley & Co. International Limited shall act as representatives (the "Global Representatives") of the several Global Underwriters, and ABN AMRO Rothschild and Morgan Stanley & Co. International Limited shall also act as representatives (the "Regulation S Representatives") of the several Regulation S Underwriters. The Global Representatives and the Regulation S Representatives are hereinafter collectively referred to as the "Representatives", and the Global Underwriters and the Regulation S Underwriters are hereinafter collectively referred to as the "Underwriters".

     The Company has filed with the United States Securities and Exchange Commission (the "Commission") a shelf registration statement on Form F-3 (No.333-71438) covering the registration of various types of securities under the Securities Act of 1933, as amended (the "Securities Act"), including the Company's Common Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a


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prospectus supplement (the "Prospectus Supplement") specifically relating to the
Global Shares pursuant to Rule 424 under the Securities Act. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement, and includes the form of Prospectus used to confirm sales of the Shares in Canada. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Global Shares, together with the Basic Prospectus. The Prospectus and the preliminary prospectus will be used in connection with the offering and sale of the Global Shares, including in connection with a public offering in the United States.

     The Company at the request of the Association has also prepared an offering circular (the "Offering Circular") specifically relating to the Regulation S Shares which is available to confirm sales of the Regulation S Shares. The Offering Circular will be used in connection with the offering and sale by the Association of the Regulation S Shares outside the United States in reliance on Regulation S in reliance on the Securities Act. The Prospectus and the Offering Circular are hereinafter collectively referred to as the "Disclosure Documents".

     As used herein, the terms "Basic Prospectus," "Prospectus", "preliminary prospectus", "Offering Circular" and "Disclosure Documents" shall include, in each case, the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Basic Prospectus, the Prospectus, the preliminary prospectus and the Offering Circular that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Global Shares will be purchased from the Association with proceeds from the offering of the Global Shares. The Association has agreed that it will reinvest the proceeds received from the Company's purchase of Common Stock in the Company's preference shares and in that regard has entered into a recapitalization agreement (the "Recapitalization Agreement") to make additional contributions to capital on the Closing Date (as defined below) as well as agreements to take certain other measures, subject to conditions, relating to corporate governance including amendment to the option agreement permitting the Association to maintain certain voting rights in the Company. Simultaneously with these transactions, the Association will use the net proceeds from the sale of the Regulation S Shares to repay certain of the Association's outstanding indebtedness and will enter into new financing arrangements with respect to its


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future activities. The transactions described in the foregoing sentences are hereinafter referred to as the "Capital Restructuring".

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Disclosure Documents do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Disclosure Documents based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated and is validly existing as a public limited company under the laws of The Netherlands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Disclosure Documents and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or


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     operations of the Company and its subsidiaries taken as a whole (a
     "Material Adverse Effect").

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Documents and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect.

          (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Disclosure Documents.

          (f) All shares of Common Stock, including the Shares, have been duly authorized and are validly issued, fully paid and not subject to any calls for funds and rank pari passu with all other issued and outstanding shares of Common Stock, and the delivery of the Shares will not be subject to any preemptive rights.

          (g) The Company will have the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, and cause the transfer and delivery of the Global Shares; and delivery of the Global Shares and payment therefor pursuant to this Agreement will pass to the Global Underwriters valid title and full ownership of the Global Shares, free and clear of any adverse claim, pledge, usufruct, attachment or any other charge and without any conflicting right, contingent or otherwise of any person to acquire the Global Shares.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) All of the transactions to which the company is a party that are contemplated by the Recapitalization Agreement and completed or to be completed on or before the Closing Date have been duly authorized by the Company and the agreements (or amendments to existing agreements) entered into in connection therewith, including the Recapitalization Agreement, are valid and binding agreements of the Company.

          (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the


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     consummation by the Company of the transactions contemplated in, this
     Agreement and the Recapitalization Agreement, will not contravene any provision of (i) applicable law or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any subsidiary or (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with any court, governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Global Shares.

          (k) There are (1) no legal or governmental, administrative or other proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (a) would have a Material Adverse Effect or in any manner question the validity of this Agreement or the Shares or (b) are required to be described in the Registration Statement or the Disclosure Documents and are not so described and (2) no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Disclosure Documents or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Documents (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.


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          (n) The Company is not required to register as an "investment company"
     within the meaning of the United States Investment Company Act of 1940, as amended.

          (o) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), other than the Association, nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Regulation S Shares.

          (p) The Company is a reporting issuer as such term is defined by Regulation S under the Securities Act and reasonably believes that there is no "substantial U.S. Market interest" (as defined in Regulation S) in the Regulation S Shares.

          (q) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has taken any action designed to stabilize or manipulate, or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of, the price of any equity or equity-linked security of the Company.

     The Company confirms the arrangements made on its behalf by the Underwriters for announcements regarding the Shares to be published on such dates and in such newspapers or other publications as it may agree with the Representatives. The Company undertakes that it will not make or authorize any person on its behalf to make any announcements, between today's date and the Closing Date (inclusive), that would have a material adverse effect on the sale of the Shares or secondary trading of the Shares without prior consultation with the Representatives, on behalf of all of the Underwriters.

     2. Representations and Warranties of the Association. The Association represents and warrants to and agrees with each of the Underwriters that:

          (a) this Agreement has been duly authorized, executed and delivered by the Association.

          (b) All of the transactions to which the Association is a party contemplated by the Capital Restructuring and completed or to be completed on or before the Closing Date have been duly authorized by the Association and the agreements entered into in connection therewith, including the Recapitalization Agreement, are valid and binding agreements of the Association.


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          (c) On the Closing Date, the Association will have valid title to the
     Global Shares and the Regulation S Shares, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Global Shares and Regulation S Shares; transfer and delivery of the Global Shares to or on behalf of the Company and payment therefor pursuant to the Recapitalization Agreement will pass valid title and full ownership of the Global Shares free and clear of any adverse claim, pledge, usufruct attachment or any other charge and without any conflicting right, contingent or otherwise, of any person to acquire the Global Shares; and transfer and delivery of the Regulation S Shares and payment therefor pursuant to this Agreement will pass to the Regulation S Underwriters valid title and full ownership of the Regulation S Shares free and clear of any adverse claim, pledge, usufruct, attachment or any other charge and without any conflicting right, contingent or otherwise, of any person to acquire the Regulation S Shares.

          (d) The execution and delivery by the Association of, and the performance by the Association of its obligations under, and the consummation by the Association of the transactions contemplated in, this Agreement, the Recapitalization Agreement and any other agreement relating to the Capital Restructuring to which the Association is a party, will not contravene any provision of (i) applicable law or (ii) the Articles of Association of the Association or (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement (including without limitation any credit or financing arrangement) or instrument binding upon the Association, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Association or any of its properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with any court, governmental or supranational body or agency or taxing authority is required for the performance by the Association of its obligations under this Agreement.

          (e) The Offering Circular does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(e) are limited to statements or omissions made in reliance upon information relating to the Association furnished to the Company in writing by the Association expressly for use in the Offering Circular or any amendments or supplements thereto.


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          (f) No registration of the Regulation S Shares under the Securities
     Act is required in connection with the offer and sale of the Regulation S Shares by the Association in the manner contemplated in this Agreement.

          (g) Neither the Association nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) (other than the Company), nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts (as defined in Regulation S of the Securities Act) with respect to the Regulation S Shares.

     3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Global Underwriters, and each Global Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at a purchase price of (euro)9.80 per share in the case of Global Shares delivered in the form of bearer shares (the "euro Purchase Price") and U.S. $9.52 per share in the case of Global Shares delivered in the form of New York shares (the "Dollar Purchase Price"), the respective numbers of Global Shares set forth in Schedule I hereto opposite its name. Each Global Underwriter may elect to take delivery of any or all its Global Shares in the form of bearer shares and any or all of its Global Shares in the form of New York shares.

     The Association hereby agrees to sell to the several Regulation S Underwriters, and each Regulation S Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Association the respective numbers of Regulation S Shares set forth in Schedule II hereto opposite its name at the euro Purchase Price.

     The Company hereby agrees that, without the prior written consent of ABN AMRO Rothschild and Morgan Stanley & Co. International Limited on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Disclosure Documents, (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or make any announcements regarding the above mentioned transactions. The foregoing sentence shall not apply to (A) the sale of the Global Shares and the sale by the


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Association of the Regulation S Shares to the Global Underwriters and the
Regulation S Underwriters, respectively, (B) the issuance or transfer by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Disclosure Documents, (C) the issuance of shares of Common Stock pursuant to the Company's shareholder dividend policy, (D) the issuance of preferred shares to the Association, and (E) the issuance of options on Common Stock under the Company's share option plans and ESOP and any shares of Common Stock issuable upon the exercise of these options pursuant to our share option plans or ESOP existing on the date of the Disclosure Documents as well as related purchases and sales.

     4. Terms of the Offering. The Company is advised by you that the Global Underwriters propose to make the offering of their respective portions of the Global Shares, including a public offering within the United States, as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Global Shares are to be offered to the public initially at (euro)10.00 per share in the case of bearer shares (the "euro Offering Price") and U.S. $9.71 per share in the case of New York shares (the "Dollar Offering Price"), and that any Global Underwriter may allow a concession, not in excess of (euro)0.120 per share in the case of bearer shares or U.S. $0.117 per share in the case of New York shares, to any other Global Underwriter.

     The Association is advised by you that the Regulation S Underwriters propose to make an offering of their respective portions of the Regulation S Shares as soon after this Agreement has become effective as in your judgment is advisable. The Association is further advised by you that the Regulation S Shares are to be offered initially at the euro Offering Price and that any Regulation S Underwriter may allow a concession, not in excess of (euro)0.120 per share, to any other Regulation S Underwriter.

     In its sole discretion, the Company may pay, to some or all of the Global Underwriters, an additional performance-related commission in an aggregate amount of up to 0.50% of the aggregate gross proceeds of the offering of the Global Shares. Any such additional performance related commission shall be paid on the Closing Date.

     In its sole discretion the Association may pay, to some or all of the Regulation S Underwriters, an additional performance-related commission in an aggregate amount of up to 0.50% of the aggregate gross proceeds of the offering of the Regulation S Shares. Any such additional performance related commission shall be paid on the Closing Date.


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     5. Payment and Delivery. Payment for the Global Shares shall be made to the
Company in immediately available funds in Amsterdam against delivery of such Global Shares (whether in the form of bearer shares or New York Shares) for the respective accounts of the several Global Underwriters by 10:00 a.m., Amsterdam time, on September 23, 2002, or at such other time on the same or such other date, not later than, September 30, 2002, as shall be designated in writing by you. The time and date of such payment are herein referred to as the "Closing Date". Payment for the Global Shares shall be made to the Company in an amount equal to the aggregate offering price of the Global Shares against receipt of an irrevocable instruction by the Association to pay to the Global Underwriters in immediately available funds on the Closing Date an amount equal to (i) the aggregate offering price of the Global Shares less (ii) the aggregate purchase price for the Global Shares pursuant to section 3 hereof (as such may be reduced as necessary to reflect any payment by the Company of the additional performance-related commission to the Global Underwriters, if any). Any payment to be made to the Company or to the Global Underwriters pursuant to this Section 5 shall be made in euro with respect to Global Shares delivered to purchasers in the form of bearer shares, and in United States dollars with respect to Global Shares delivered to purchasers in the form of New York Shares.

     Payment for the Regulation S Shares shall be made to the Association in euro in immediately available funds in Amsterdam against delivery of such Regulation S Shares for the respective accounts of the several Regulation S Underwriters by 10:00 a.m., Amsterdam time, on the Closing Date or at such other time on the same or such other date, not later than, September 30, 2002, as shall be designated in writing by you.

     The Company and the Association will cause the Shares to be delivered pursuant to the preceding paragraphs as follows: (a) the Regulation S Shares and the Global Shares which the Underwriters elect to receive in bearer form shall be delivered through (i) the book-entry facilities of NECIGEF, Euroclear Bank, S.A./N.A., as operator of the Euroclear system ("Euroclear") or Clearstream Banking, S.A. ("Clearstream") and in such case shall be transferred to, and held by, their respective custodians and credited to the accounts of such of the participants of NEGIGEF (including Euroclear and Clearstream) as the Global Representatives may designate upon notice to the Company or Association, as the case may be, given at least 48 hours prior to the Closing Date, and (b) the Global Shares which the Underwriters elect to receive in the form of New York Shares shall be delivered through the book-entry facilities of the Depository Trust Company.

     The Regulation S Shares and the Global Shares in bearer form shall be delivered, and the Global Shares in the form of New York Shares shall be registered, in such names and in such denominations as you shall request in


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writing not later than one full business day prior to the Closing Date. Delivery of the registered shares, against which New York Shares will be issued and delivered, will be made by or on behalf of the Company to ANT Trust as transfer agent for Citibank N.A. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment therefor.

     6. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Documents (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

          (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Association, to the effect that the representations and warranties of the Association contained in this Agreement are true and correct as of such Closing Date, that the refinancing arrangements described in the Disclosure Documents have been implemented only conditional on the closing of the offerings contemplated herein and that the Association has complied in all material respects with all of the agreements and satisfied


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     all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

     The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (d) The Underwriters shall have received on the Closing Date an opinion of Erik Lagendijk, general counsel for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit A.

          (e) The Underwriters shall have received on the Closing Date an opinion of Allen & Overy, outside Dutch counsel for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit B.

          (f) The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Allen & Overy, outside U.S. counsel for the Company, dated the Closing Date, in the forms attached to this Agreement as Exhibits C-1 and C-2, respectively.

          (g) The Underwriters shall have received on the Closing Date an opinion of Nauta Dutilh, Dutch counsel for the Association, dated the Closing Date, in the form attached to this Agreement as Exhibit D.

          (h) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, outside U.S. counsel for the Underwriters, dated the Closing Date, in the form attached to this Agreement as Exhibit E.

          (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Documents.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each


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     other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in Amsterdam, without charge, prior to 10:00 a.m. Amsterdam time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Disclosure Documents and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Disclosure Documents, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the offering of the Shares as in the opinion of counsel for the Underwriters the Disclosure Documents are required by law to be delivered in connection with sales by an Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Documents in order to make the statements therein, in the light of the circumstances when the Disclosure Documents are delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Documents to comply with applicable law, forthwith to prepare, file with the Commission (in the case of the Prospectus) and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Disclosure Documents so that the statements in the Disclosure Documents as so amended or supplemented will not, in the light of the circumstances when the Disclosure Documents are delivered to a purchaser, be misleading or so that the Disclosure Documents, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Global Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Global Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, as well as the preparation and any filing of the Offering Circular, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
     (iii) all fees and expenses in connection with the preparation and filing of any registration statement on Form 8-A relating to any Shares and all costs and expenses incident to listing any Shares on the NYSE and other national securities exchanges and foreign stock exchanges, if necessary
     (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to any investor presentations or any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement, (viii) all of the Underwriters' costs and expenses, including fees and disbursements of their counsel (such fees and expenses to be paid by the Company not exceeding the amount of (euro)750,000), stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and any applicable value added tax, and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section (in particular, but without limitation, subsection
     (viii) hereof), Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their other costs and expenses. The Underwriters agree to provide the Company with reasonably detailed evidence of the Underwriters' costs and expenses for which the Underwriters seek reimbursement from the Company.

     8. Covenants of Underwriters. (a) Each Regulation S Underwriter understands that the Regulation S Shares have not been and will not be registered under the Securities Act and may not be offered or sold except in accordance with Regulation S under the Securities Act. Each Regulation S Underwriter represents, warrants and agrees that it has not offered or sold, and will not offer or sell, any Regulation S Shares constituting part of its allotment except in accordance with Rule 903 of Regulation S under the Securities Act.

          (b) Each Regulation S Underwriter represents and agrees that neither it, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Regulation S Shares.

          (c) Each Underwriter understands that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Shares, or the possession, circulation or distribution of the Disclosure Documents or any other material relating to the Company, the Association or the Shares, in any jurisdiction where action for that purpose is required.

          (d) Each Underwriter represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company and (ii) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

          (e) Each Underwriter understands that the Shares have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended), and may not be offered or sold, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other relevant laws and regulations of Japan.

          (f) Each Underwriter understands that the Shares will not be offered publicly, directly or indirectly, in Belgium at the time of the offering, that the offering has not been notified to, and the Disclosure Documents have not been approved by, the Belgian Banking and Finance Commission and that the Shares may only be sold in Belgium to professional investors as defined in article 3 of the Royal Decree of July 7, 1999 on the public nature of financial transactions acting for their account, and the Disclosure Documents may not be delivered or passed on to any other investors.

     9. Indemnity and Contribution. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Disclosure Documents (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of any such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (b) The Association agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Disclosure Documents (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Association furnished in writing by or on behalf of the Association expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Documents or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of any such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Association with Section 7(a) hereof.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Association, the directors of the Company, officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Documents or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by ABN AMRO Rothschild and Morgan Stanley & Co. International Limited, in the case of parties indemnified pursuant to Section 9(a) or 9(b), and by the Company and the Association in the case of parties indemnified pursuant to Section 9(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Association on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Company and the Association on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Association and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Disclosure Documents, bear to the aggregate Offering Price of the Shares. The relative fault of the Company and the Association on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Association or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g) The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Association contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Association, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, Euronext Amsterdam N.V. or the London Stock Exchange (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, The Netherlands or the United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or by the competent governmental or regulatory authorities in The Netherlands or the United Kingdom or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Documents.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Global Underwriters shall fail or refuse to purchase Global Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Global Shares which such defaulting Global Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Global Shares to be purchased on such date, the other Global Underwriters shall be obligated severally in the proportions that the number of Global Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Global Shares set forth opposite the names of all such non-defaulting Global Underwriters, or in such other proportions as you may specify, to purchase the Global Shares which such defaulting Global Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Global Shares that any Global Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Global Shares without the written consent of such Global Underwriter. If, on the Closing Date, any Global Underwriter or Underwriters shall fail or refuse to purchase Global Shares and the aggregate number of Global Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Global Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Global Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Global Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Disclosure Documents or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Global Underwriter from liability in respect of any default of such Global Underwriter under this Agreement.

     If, on the Closing Date, any one or more of the Regulation S Underwriters shall fail or refuse to purchase Regulation S Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Regulation S Shares which such defaulting Regulation S Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Regulation S Shares to be purchased on such date, the other Regulation S Underwriters shall be obligated severally in the proportions that the number of Regulation S Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Regulation S Shares set forth opposite the names of all such non-defaulting Regulation S Underwriters, or in such other proportions as you may specify, to purchase the Regulation S Shares which such defaulting Regulation S Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Regulation S Shares that any Regulation S Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Regulation S Shares without the written consent of such Regulation S Underwriter. If, on the Closing Date, any Regulation S Underwriter or Underwriters shall fail or refuse to purchase Regulation S Shares and the aggregate number of Regulation S Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Regulation S Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Regulation S Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Regulation S Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Disclosure Documents or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Regulation S Underwriter from liability in respect of any default of such Regulation S Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Association to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Association shall be unable to perform its obligations under this Agreement, the Company and the Association will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     15. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Disclosure Documents, the Registration Statement or the offering of the Shares, and agrees that any such suit, action, or proceeding may be brought in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

          (b) The Company hereby irrevocably designates and appoints Mr. Donald Henderson, with offices at LeBoeuf, Lamb, Greene & MacRae, 125 West 55th Street, New York, NY 10019, U.S.A, as its authorized agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company's agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

     16. Exclusive Jurisdiction. Each of the Underwriters agrees that, if it shall bring against the Association any suit, action or proceeding arising out of or relating to this Agreement, the Offering Circular or the offering of the Regulation S Shares, then such Underwriter shall do so exclusively in any court sitting in The Hague, the Netherlands.

     17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the

United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

         Very truly yours,

                            AEGON N.V.

                            By:  /s/ D.J. SHEPARD
                                 ------------------------------------------
                                 Name:      D.J. SHEPARD
                                 Title:     Chairman of the Executive Board

                            By:  /s/ J.B.M. STREPPEL
                                 ------------------------------------------
                                 Name:      J.B.M. STREPPEL
                                 Title:     Member of the Executive Board


                            Vereniging AEGON

                            By:   /s/ P.P. KOHNSTAMM
                                  ------------------------------------------
                                  Name:      P.P. KOHNSTAMM
                                  Title:     Chairman

Accepted as of the date hereof
ABN AMRO Rothschild
Morgan Stanley & Co. International
  Limited

Acting severally on behalf of themselves and the several Global Underwriters named in Schedule I hereto and the several Regulation S Underwriters named in Schedule II hereto.


By: ABN AMRO Rothschild

By: /s/ J.A. DE RUITER                   By: /s/ L.C. VAN DER SAR
    ---------------------------              --------------------------
    Name:   J.A. DE RUITER                   Name:  L.C. VAN DER SAR
    Title:  Managing Director                Title: Director


By: Morgan Stanley & Co.
      International Limited

By: /s/ JAKOB LINDQUIST
    ------------------------------------------
    Name:   JAKOB LINDQUIST
    Title:  Executive Director

                                                                      SCHEDULE I



------------------------------------------------------------------------------
                                                 NUMBER OF GLOBAL SHARES TO BE
                      GLOBAL UNDERWRITER                   PURCHASED
------------------------------------------------------------------------------
Morgan Stanley & Co. International Limited...              81,528,000
------------------------------------------------------------------------------
ABN AMRO Rothschild .........................              81,528,000
------------------------------------------------------------------------------
Credit Suisse First Boston (Europe) Limited..               6,192,000
------------------------------------------------------------------------------
ING Bank N.V.................................               6,192,000
------------------------------------------------------------------------------
Rabo Securities N.V..........................               6,192,000
------------------------------------------------------------------------------
Salomon Brothers International Limited.......               6,192,000
------------------------------------------------------------------------------
Banc of America Securities Limited...........               4,128,000
------------------------------------------------------------------------------
J.P. Morgan Securities Ltd...................               4,128,000
------------------------------------------------------------------------------
Merill Lynch International...................               4,128,000
------------------------------------------------------------------------------
Fox-Pitt, Kelton N.V.........................               2,064,000
------------------------------------------------------------------------------
Stephens Inc.................................               2,064,000
------------------------------------------------------------------------------
WestLB Panmure Limited.......................               2,064,000
------------------------------------------------------------------------------
         Total:..............................             206,400,000
------------------------------------------------------------------------------

                                                                     SCHEDULE II



--------------------------------------------------------------------------------
                                                NUMBER OF REGULATION S SHARES TO
                   REGULATION S UNDERWRITER               BE PURCHASED
--------------------------------------------------------------------------------
Morgan Stanley & Co. International Limited.....            56,722,000
--------------------------------------------------------------------------------
ABN AMRO Rothschild ...........................            56,722,000
--------------------------------------------------------------------------------
Credit Suisse First Boston (Europe) Limited....             4,308,000
--------------------------------------------------------------------------------
ING Bank N.V...................................             4,308,000
--------------------------------------------------------------------------------
Rabo Securities N.V............................             4,308,000
--------------------------------------------------------------------------------
Salomon Brothers International Limited.........             4,308,000
--------------------------------------------------------------------------------
Banc of America Securities Limited.............             2,872,000
--------------------------------------------------------------------------------
J.P. Morgan Securities Ltd.....................             2,872,000
--------------------------------------------------------------------------------
Merill Lynch International.....................             2,872,000
--------------------------------------------------------------------------------
Fox-Pitt, Kelton N.V...........................             1,436,000
--------------------------------------------------------------------------------
Stephens Inc...................................             1,436,000
--------------------------------------------------------------------------------
WestLB Panmure Limited.........................             1,436,000
--------------------------------------------------------------------------------
         Total:................................           143,600,000
--------------------------------------------------------------------------------

                                                                       EXHIBIT A


                                                      GROUP LEGAL


                                                      AEGON N.V.
                                            ------------------------------------


                                                      P.O. BOX 202
                                                      2501 CE  THE HAGUE (THE
                                                      NETHERLANDS)
                                                      50, AEGONplein, The Hague
                                                      Telephone +31 70 344 32 10
                                                      Fax +31 70 347 52 38


Our reference       Your reference           Direct Dial        The
Hague
M/DR/LDK                                     344 73 08          September 2002
                                        Fax  383 27 60


                                      DRAFT


Dear Sirs,

I refer to the Underwriting Agreement (the "Underwriting Agreement") dated September 17, 2002 between (among others) AEGON N.V. (the "Company"), and the Global Underwriters named therein (the "Underwriters). All expressions defined in the Agreement have the same meanings in this opinion unless otherwise defined herein.

I have acted as General Counsel to the Company in connection with the Agreement.

I have examined originals or copies certified to my satisfaction of the following documents:

     (a)  the Underwriting Agreement;

     (b)  the Recapitalization Agreement;

     (c)  the constitutional documents of the Company;

     (d)  Disclosure Documents;

     (e) A statement of ABN AMRO Bank N.V. (the "Statement" in its capacity as associated institution (aangesloten instelling) within the meaning of the Act on deposit securities transactions (Wet giraal effectenverkeer) in respect of a securities account in the name of the Association, in which a number of common shares equal to the Shares are held, setting out that number held and stating that no rights of pledge or usufruct are vested with respect to the Shares;

     (f) copies of (i) the resolution of the Company's Executive Board dated [date] 2002, (ii) the resolution of the Company's Supervisory Board dated [date] 2002 and (iii) the resolution of the pricing committee dated [date] 2002;

     (g) a copy of the shareholders' register of the Company including the New York Share Register (the "Shareholders' Register");

and such other documents and certificates/searches/records as I have felt necessary to give this opinion.

I have not investigated the laws of any country other than The Netherlands. In particular I have made no independent investigation of the laws of the State of New York, United States of America and the United Kingdom.

In rendering my opinion, I have relied as to all matters governed by United States law upon the opinion of the general counsel of AEGON U.S.A. Inc., and as to all matters governed by United Kingdom law upon the opinion of the general counsel of AEGON UK Plc. and with respect to point 5, I have relied on the Statement referred to under e above.

For the purpose of the opinions expressed herein, I have assumed:

(i) that (a) each party to the Underwriting Agreement other than the Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Underwriting Agreement, and (b) the Underwriting Agreement has been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company;

(ii) that (a) the Association has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Recapitalization Agreement, and (b) the Recapitalization Agreement has been duly authorised, executed and delivered by or on behalf of the Association;

(iii) that the Underwriting Agreement constitutes the legal, valid and binding obligations of the parties thereto and is enforceable against those parties in accordance with its terms under the laws by which it is expressed to be governed and under the laws of any other relevant jurisdiction (other than the laws of the Netherlands);

(iv) that the transactions contemplated in the Recapitalization Agreement including the financing arrangements and related transactions including the transfer of Global Shares by banks under previous repo-transactions (or other financing arrangements between such banks and the Association) and the release of security rights on the Global Shares, have been legally and validly completed in accordance with the terms thereof prior to the delivery and payment of the Global Shares and that the Association has obtained valid title and full ownership of the Global Shares;

(v)   that the Statement is correct and complete as of the date hereof;

(vi) that ABN AMRO Bank N.V. holds in its relevant securities depot ("verzameldepot") such number of share certificates sufficient to deliver the Shares;

(vii) that the Shares are delivered to the Underwriters out of the securities account at ABN AMRO Bank N.V. as referred to under (e) above; and

I am of the opinion that:

1. The Company has been duly incorporated, is validly existing as a corporation under the laws of The Netherlands and is duly qualified to transact business in which the conduct of its business or the ownership or leasing of property requires such qualification and has all corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Documents;

2. Each of the Company's significant subsidiaries (as defined in Rule 1-02 of Article I of Regulation S-X under the Securities Act) incorporated in The Netherlands, the United States, and the United Kingdom, has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Disclosure Documents and is duly qualified to transact business in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect;

3. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Disclosure Documents.

4. The Shares have been duly authorized and are validly issued, fully paid and not subject to any calls for funds and rank pari passu with all other issued and outstanding shares of Common Stock, and the delivery of the Shares will not be subject to any statutory preemptive rights;

5. The Underwriting Agreement and the Recapitalization Agreement, and all the transactions to which the Company is a party contemplated therein and completed or to be completed prior to or on the date hereof have been duly authorised by the Company, and the agreements (or amendments to existing agreements) entered into in connection therewith, including the Underwriting Agreement and the Recapitalization Agreement have been executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable in accordance with their terms.

6. On the Closing Date, the Association holds ("houdt") the Global Shares, according to the Statement and the Shareholders' Register, free and clear of any right of pledge and of any right of usufruct or attachment and accordingly, upon delivery of the Global Shares and payment therefor pursuant to the Underwriting Agreement valid title and full ownership of the Global Shares will pass to the Global Underwriters free and clear of any right of pledge and usufruct or attachment.

7 The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in the Underwriting Agreement, including the sale and delivery of the Global Shares, and the Recapitalization Agreement, will not contravene, or result in a breach or violation of, or constitute a default under, any provision of (i) applicable law or administrative regulation or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any Significant Subsidiary or, (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its Significant Subsidiaries, taken as a whole, or (iv) any judgement, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with, any governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under the Underwriting Agreement, including the sale and delivery of the Global Shares and the Recapitalization Agreement, except for (i) notice requirements to the Netherlands Central Bank pursuant to the Act on Foreign Financial Relations (Wet Financiele Betrekkingen Buitenland 1994) and regulations promulgated thereunder, (ii) publication and/or notice requirements, to the extent applicable, pursuant to the Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) and the Act on Disclosure of Holdings in Listed Companies 1996 (Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996), and (iii) such as have been obtained or made and are in full force and effect; however, non-observance of these notice and registration requirements does not render the Underwriting Agreement or the Recapitalization Agreement void, nor does it affect the legality, validity or enforceability of the Underwriting Agreement or the Recapitalization Agreement, or the obligations of the Company thereunder;

8. After due inquiry, I am not aware of (1) any legal or governmental, administrative or other proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is subject that (a) would have a Material Adverse Effect or in any manner question the validity of the Agreement or the Global Shares or (b) are required to be described in the Basis Prospectus or the Disclosure Documents and are not so described, or of (2) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Disclosure Documents or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required; and

9 the statement relating to legal matters, documents or proceeding included in (A) the Prospectus Supplement under the captions "Restructuring of Relationship with Vereniging AEGON" and "Share Capital" (B) the Base Prospectus under the caption "Description of Share Capital" (C) Items 4, 7 and 10, (except that no opinion is rendered with respect to "taxation) of the Company's most recent annual report on Form 20-F incorporated by reference in the Prospectus in each case fairly summarize in all material respects such matters, documents or proceedings.

      Terms not defined herein have the meaning assigned to such terms in the Agreement.

This opinion letter is addressed to you and may not be relied upon by any other person or entity without my prior written consent.


Yours truly,
AEGON N.V.




Erik Lagendijk

                                                                       EXHIBIT B


To:   ABN AMRO Rothschild
      Gustav Mahlerlaan 10
      1082 PP Amsterdam

      Morgan Stanley & Co. International Limited
      25 Cabot Square
      Canary Wharf
      London E14 4QA
      United Kingdom
            acting severally on behalf of themselves and as representatives of the several Global Underwriters and the several Regulation S Underwriters

      (the Global Underwriters and the Regulation S Underwriters together: the "Underwriters")

Amsterdam, [date] 2002

Re: Offer by AEGON N.V. (the "Company") of [ ] common shares with a nominal value of(euro)0.12 each in the share capital of the Company ("Common Shares") and offer by Vereniging AEGON (the "Association") of [ ] Common Shares


Dear Madam, Sir:

We have acted as legal counsel on matters of Netherlands law to the Company in connection with the offer for sale by the Company of [ ] Common Shares (the "Global Shares") and the offer for sale by the Association of [ ] Common Shares (the "Regulation S Shares" and together with the Global Shares, the "Shares"), pursuant to an underwriting agreement among the Company, the Association and the Underwriters, dated [date] 2002 (the "Underwriting Agreement").

This legal opinion is rendered to you pursuant to clause 6 (e) of the Underwriting Agreement.

Capitalised terms used but not defined herein are used as defined in the Underwriting Agreement, unless the context requires otherwise.

In rendering this opinion, we have examined and relied upon the following documents:

(a)   a signed faxed copy of the Underwriting Agreement;

(b) a signed faxed copy of the recapitalisation agreement between the Company and Association dated [DATE] 2002 (the "Recapitalisation Agreement");

(c) a faxed copy of an excerpt dated 5 September 2002 of the registration of the Company in the trade register of the Chamber of Commerce of The Hague, the Netherlands (the "Trade Register"), confirmed by telephone to be correct on the date hereof (the "Excerpt");

(d)   a copy of the deed of incorporation (oprichtingsakte) of the Company;

(e) a copy of the articles of association (statuten) of the Company as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the "Articles");

(f) copies of (i) the resolution of the Company's Executive Board dated [date] 2002, (ii) the resolution of the Company's Supervisory Board dated [date] 2002 and (iii) the resolution of the pricing committee dated [date] 2002;

(g) a copy of the shareholders' register of the Company including the New York Share Register (the "Shareholders' Register");

(h) a copy of the resolutions of the competent corporate body which either authorized or approved the issue of common shares of the Company adopted in the last ten years as listed in Schedule 1;

(i) a copy of the resolutions relating to the delegation of the authority to issue common shares of the Company and to exclude or limit any applicable pre-emption rights adopted in the last ten years as listed in Schedule 2;

(j) a copy of agreements and (private) deeds concerning the transfer of the Shares in registered form signed or executed in the last ten years (as listed in Schedule 3);

(k)   a management certificate of the Company [date] 2002;

(l)   a management certificate of Association [date] 2002;

(m) a statement of ABN AMRO Bank N.V. (the "Statement") in its capacity as associated institution (aangesloten instelling within the meaning of the act on deposit securities transactions (Wet giraal effectenverkeer)) in respect of a securities account in the name of the Association in which a number of Common Shares equal to the Shares are held, setting out that number and stating that no rights of pledge or usufruct are vested with respect to the Shares;

(n) a copy of the Shelf Registration Statement dated 11 October 2001 and the Prospectus Supplement (as such terms are defined in the Underwriting Agreement) (collectively the "Prospectus");

For the purpose of the opinions expressed herein, we have assumed:

(viii) the genuineness of all signatures, the authenticity of all agreements, certificates, instruments and other documents submitted to us as originals and the conformity of all agreements, certificates, instruments and other documents submitted to us as copies;

(ix) that all factual matters, statements, certificates and other results of our investigation, relied upon or expressly assumed herein, are true and complete on the date of execution of the Underwriting Agreement;

(x) that the deed of incorporation of the Company is a valid notarial deed (authentieke akte), that the contents thereof are correct and complete and that there were no defects in the incorporation (not appearing on the face of this deed) on the basis of which a court might dissolve the Company;

(xi) that the Company has not been dissolved (ontbonden), granted a suspension of payments (surseance van betaling verleend), or declared bankrupt (failliet verklaard). Although not constituting conclusive evidence thereof, our assumption is supported by (a) the contents of the Excerpt, and (b) information obtained by telephone today from the bankruptcy clerk's office (faillissementsgriffie) of the district court (arrondissementsrechtbank) in The Hague;

(xii) that the Shares are delivered to the Underwriters out of the securities account at ABN AMRO Bank N.V. as referred to under (m) above;

(xiii) that ABN AMRO Bank N.V. holds in its relevant securities depot ("verzameldepot") such number of share certificates sufficient to deliver the Shares;

(xiv) that the Association when acquiring the Shares was acting in good faith and has the legal right and power, and all authorizations and approvals required by law to sell, transfer and deliver or cause the transfer of the Regulation S Shares;

(xv) that the nominal amount of the Shares and any share premium agreed upon was at the time of issue, duly paid up;

(xvi) that the Shares at the time of issue thereof were duly authorised and validly issued in accordance with the articles of association of the Company in effect at the time of such authorisation and issue;

(xvii)  that the Statement is correct and complete as of the date hereof;

(xviii) that the Shareholders' Register is correct and complete as of the date hereof; although not constituting conclusive evidence thereof, our assumption is supported by the management certificate of the Company;

(xix) that, when acquiring the Shares, the Association acted in good faith with respect to the authorisation ("beschikkingsbevoegdheid") of its counterparties to dispose of the Shares and the agreements relating to the acquisition of the Shares by Association were unconditional and have not been rescinded;

(xx) that the resolutions referred to above under (f), (h) and (i) above have been validly passed and have not been, and will not be, revoked or declared null and void by a competent court (we know of no reason, without having made any investigation, to suppose that such resolutions will be declared null and void);

(xxi) that (a) each party to the Underwriting Agreement other than the Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Underwriting Agreement, and (b) the Underwriting Agreement has been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company;

(xxii) that (a) the Association has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Recapitalisation Agreement, and (b) the Recapitalisation Agreement has been duly authorised, executed and delivered by or on behalf of the Association;

(xxiii) that the Underwriting Agreement constitutes the legal, valid and binding obligations of the parties thereto and is enforceable against those parties in accordance with its terms under the laws by which it is expressed to be governed and under the laws of any other relevant jurisdiction (other than the laws of the Netherlands);

(xxiv) that the Underwriting Agreement and the Recapitalisation Agreement have been signed on behalf of the Company by [ ]; and

(xxv) that the transactions in so far as these relate to (i) the transfer of Shares by parties other than the Company or by the Association and/or
        (ii) the rights (including security rights) in favour of parties other than the Company regarding the Shares contemplated in the Capital Restructuring including the financing arrangements and related transactions including the transfer of Common Shares by banks under previous repo-transactions (or other financing arrangements between such banks and the Association) and the release of security rights on such Shares, have been legally and validly completed in accordance with the terms thereof prior to the delivery and payment of the Shares and that the Association has obtained valid title and full ownership of the Shares.

Based upon the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public company with limited liability) under the laws of the Netherlands.

2. The Company has the corporate power to sell and deliver the Global Shares and to enter into the Underwriting Agreement and the Recapitalisation Agreement and to perform its obligations thereunder.

3. The Company has taken all necessary corporate action to authorise the execution and delivery by the Company of the Underwriting Agreement and the Recapitalisation Agreement and the sale and delivery by or on behalf of the Company of the Global Shares.

4. The Shares have been duly and validly authorised and validly issued, are fully paid up and not subject to any calls for funds. There are no statutory pre-emptive rights to acquire the Shares. The Shares rank pari passu with the other issued Common Shares.

5. According to the Statement and the Shareholders' Register the Shares are free of any right of pledge ("pandrecht"), any right of usufruct ("vruchtgebruik") or attachment ("beslag").

6. The Underwriting Agreement and the Recapitalisation Agreement, and all the transactions to which the Company is a party that are contemplated therein and completed or to be completed prior to or on the date hereof have been duly authorised by the Company. The Underwriting Agreement and the Recapitalisation Agreement have been executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable in accordance with their terms.

7. On the Closing Date, the Association holds ("houdt") the Global Shares, according to the Statement and the Shareholders' Register, free and clear of any right of pledge and of any right of usufruct or attachment and accordingly, upon delivery of the Global Shares and payment therefor pursuant to the Underwriting Agreement valid title and full ownership of the Global Shares will pass to the Global Underwriters free and clear of any right of pledge and usufruct or attachment.

8. No approval, authorisation, or other action by, or registration or filing with any governmental authority is required in connection with the execution by the Company of the Underwriting Agreement and the Recapitalisation Agreement and the performance by the Company of its obligations thereunder, and no relevant exchange control regulations are currently in force in the Netherlands, except for (i) notice requirements to the Netherlands Central Bank (De Nederlandsche Bank N.V.) pursuant to the Act on Foreign Financial Relations (Wet Financiele Betrekkingen Buitenland 1994) and regulations promulgated thereunder, (ii) publication and/or notice requirements, to the extent applicable, pursuant to the securities transactions supervision Act 1995 (Wet toezicht effectenverkeer
     1995) and the Act on disclosure of holdings in listed companies 1996 (Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996), and
     (iii) such as have been obtained or made and are in full force and effect; however, non-observance of these notice and registration requirements does not render the Underwriting Agreement or the Recapitalisation Agreement void, nor does it affect the legality, validity or enforceability of the Underwriting Agreement or the Recapitalisation Agreement, or the obligations of the Company thereunder.

9. The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of all of the transactions completed or to be completed on or before the date hereof and contemplated in, the Underwriting Agreement and the Recapitalisation Agreement do not conflict with or result in a violation of the Articles or the provisions of any applicable law, rule or regulation of general application of the Netherlands or published case law of the courts of the Netherlands.

10. The choice of the laws of the State of New York as the law governing the Underwriting Agreement is valid and binding under the laws of the Netherlands, except (i) to the extent that any term of the Underwriting Agreement or any provision of the laws of the State of New York applicable to the Underwriting Agreement is manifestly incompatible with the public policy (ordre public) of the Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another (including the Dutch) jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law.

11. The consent to jurisdiction, as provided in Clause 14 of the Underwriting Agreement, is valid and binding upon the Company under the laws of the Netherlands, provided, however, that such consent does not preclude that claims for provisional measures be brought before the president of a competent court in the Netherlands.

12. In the absence of an applicable convention between the United States and the Netherlands, a judgement rendered by a New York court in that jurisdiction will not be enforced by the courts of the Netherlands. In order to obtain a judgement which is enforceable in the Netherlands the claim must be re-litigated before a competent Netherlands court. A judgement rendered by a foreign court pursuant to the Underwriting Agreement will, under current practice, be recognised by a Netherlands court (i) if that judgement results from proceedings compatible with Netherlands concepts of due process, and (ii) if that judgement does not contravene public policy (ordre public) of the Netherlands. If the judgement is recognised by a Netherlands court, that court will generally grant the same claim without re-litigation on the merits.

13. Under the laws of the Netherlands, the Company would in the courts of the Netherlands not be entitled to invoke immunity from jurisdiction or immunity from execution on the grounds of sovereignty in respect of any action arising out of its obligations under the Underwriting Agreement.

14. With respect to the execution and delivery of the Underwriting Agreement, no stamp duties (zegelrechten), issuance tax, transfer tax or similar taxes or duties except for capital tax which is payable by the Company will be imposed upon any of parties thereto or the purchasers of the Shares procured by the Underwriters.

15. In order to ensure the legality, validity or admissibility in evidence of the Underwriting Agreement it is not necessary that any of these be filed, recorded or enrolled in any public office in the Netherlands.

16. The statements in the Disclosure Documents under the captions ["Restructuring of Relationship with Vereniging AEGON"] "Description of the Articles", "Share Capital" and ["Description of Share Capital of AEGON"] in so far as relating to Dutch law and in so far as such statements constitute a summary of the Articles or provisions of Dutch law fairly summarise matters referred to therein, in all material respects.

17. The statements set forth in the Prospectus under "Dutch Taxation" and "Taxation in The Netherlands" insofar as they purport to be a summary of Dutch tax laws, are fair and accurate.

This opinion is subject to the following qualifications:

(A) The opinions expressed herein may be affected or limited by (i) the general defences available to obligors under Netherlands law in respect of the validity and enforceability of agreements and (ii) the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, moratorium (surseance van betaling), and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.

(B) The enforcement in the Netherlands of the Underwriting Agreement will be subject to the rules of civil procedure as applied by the Netherlands courts. Specific performance may not always be available under Netherlands law. Enforcement in the Netherlands of a judgement expressed in a currency other than in Euro may give rise to complications and it is, therefore, advisable to obtain a judgement expressed both in that currency and the equivalent thereof in Euro.

(C) To the extent Dutch law applies to the Recapitalisation Agreement, the opinions expressed herein may be affected by the general defenses available to obligors under Dutch law in respect of the validity and enforceability of contractual obligations, such as the principles of reasonabless and fairness, modification on grounds of unforeseen circumstances and the avoidance on grounds of duress (bedreiging), deceit (bedrog) or abuse of circumstances (misbruik van omstandigheden) and , if and to the extent not waived in such agreements, force majeure, the exceptio non adimpleti contractus, the right to set-off, the right to dissolve the agreement on grounds of breach by the other party and the right to avoid the agreement on grounds of mistake (dwaling).

(D) Under the laws of the Netherlands each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by the Company in the Underwriting Agreement will terminate by force of law, and without notice, upon bankruptcy of the Company. To the extent that the appointment by the Company of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

We express no opinion on any law other than the law of the Netherlands (unpublished case law not included) as it currently stands. We express no opinion on European Community law (insofar as not directly implemented in the Netherlands in statutes, rules or other regulations of general application) or on any anti-trust laws.

In this opinion Netherlands legal concepts are expressed in English terms and not in their original Netherlands terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising under the present legal opinion will be governed by Netherlands law and be brought before a Netherlands court only.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of the factual accuracy of the truthfulness of any representations or warranties, or other information as to factual matters, contained in the Underwriting Agreement, the Recapitalisation Agreement or any other document referred to herein or examined in connection with this opinion except as expressly confirmed herein.

This opinion is addressed to you and may only be relied upon by you and by your legal counsel in connection with the transaction to which the Underwriting Agreement relates, and may not be relied upon by, or (except as required by applicable law) be transmitted to, or filed with any other person, firm, company, or institution without our prior written consent.

Yours sincerely,



Allen & Overy

                                                                     EXHIBIT C-1

                                                  One New Change
                                                  London EC4M 9QQ

                                                  Telephone:     (020) 7330 3000
                                                  Fax (Group 3): (020) 7330 9999
                                                  Fax (Group 4): (020) 7248 1100
                                                  DX No. 73

                                                   www.allenovery.com


Our Ref:  NY: 58000.1
DRAFT                                                          _ September, 2002
2002

ABN AMRO Rothschild
Morgan Stanley & Co. International Limited
        Acting severally on behalf of themselves and as representatives of the several Underwriters

Offering of _ AEGON N.V. Common Shares

Ladies and Gentlemen:

        We have acted as special counsel to AEGON N.V., a limited liability company incorporated under the laws of The Netherlands (the "Company"), on matters of New York and United States Federal law in connection with the offer and sale of _ of its common shares, par value EUR 0.12 per share. We are furnishing this opinion to you pursuant to Section 6(e) of the Underwriting Agreement, dated September _, 2002 (the "Underwriting Agreement"), among ABN AMRO Rothschild, Morgan Stanley & Co. International Limited, the other Underwriters named therein, the Association and the Company. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

        A. SCOPE OF REVIEW AND RELIANCE

        In rendering the opinions expressed below, we have examined copies of:

(i) The registration statement of the Company on Form F-3 (No. 333-71438) filed with the Commission on October 11, 2001, and declared effective on October 22, 2001, and the exhibits thereto (the "Registration Statement"), including the information deemed to be a part thereof as of the effective date thereof pursuant to Rule 430A under the Securities Act;

                                     C-1-1

(ii) the prospectus dated October 22, 2001 (the "Basic Prospectus"), filed with the Commission as part of the Registration Statement;

(iii) the prospectus supplement of the Company dated September _, 2002, in the form filed with the Commission pursuant to Rule 424 under the Securities Act (the "Prospectus Supplement") specifically relating to the Primary Shares;

(iv) advice from the Commission that the Registration Statement was declared effective on October 22, 2001; and

(v)     an executed copy of the Underwriting Agreement.

In giving this opinion, we have reviewed originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons as we have deemed appropriate for the purposes of this opinion. As to matters of fact, we have relied to the extent we have deemed proper on certificates of responsible officers of the Company and public officials.

        B. ASSUMPTIONS

In giving this opinion, we have assumed that:

1. insofar as any obligation falls to be performed in any jurisdiction outside New York, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

2. all signatures on the executed documents which, or copies of which, we have examined are genuine, all documents submitted to us as copies or received by us by facsimile transmission conform to the original documents and all such original documents are authentic;

3. (a) each of the parties to the Underwriting Agreement is duly organized and validly existing, has the power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, has taken all action necessary to authorize the execution, delivery and performance of the Underwriting Agreement, and, except to the extent expressly set out in the opinions below as to the Company, has duly executed and delivered the Underwriting Agreement and (b) the Underwriting Agreement constitutes a legal, valid and binding obligation of each of the Underwriters, enforceable against each Underwriter in accordance with its terms;


                                     C-1-2

4. each of the Association and the Company is able lawfully to sell the Shares to be sold by it pursuant to the Underwriting Agreement, that the sale of such Shares has been duly authorized by the Association or the Company, as appropriate, and that such Shares have been duly issued;

5. specifically with reference to our opinion set forth in paragraph D.3 below, (a) the Association when acquiring the Shares was acting in good faith and had the legal right and power, and all authorizations and approvals required under the laws of The Netherlands, to sell, transfer and deliver or cause the sale, transfer or delivery of the Shares, (b) the Association when acquiring the Shares acted in good faith with respect to the authorization of its counterparties to dispose of the Shares and the agreements relating to the acquisition of the Shares by the Association were unconditional and have not been rescinded, (c) the transactions contemplated by the Capital Restructuring, including the financing arrangements and related transactions (including the transfer of Common Shares by banks under previous repurchase transactions or other financing arrangements between such banks and the Association) and the release of security interests, claims, liens, equities or other encumbrances were legally and validly completed prior to the delivery of and payment for the Shares, and (d) on the Closing Date, the Association had valid title to the Shares, free and clear of all security interests, claims, liens, equities or other encumbrances;

6. the accuracy of the representations and warranties, and compliance with the undertakings and agreements, of the Company and the Association contained in the Underwriting Agreement; and

7. all offers and sales of the Shares will be made in compliance with, and in the manner contemplated by, the Disclosure Documents and the Underwriting Agreement.

C. LIMITATIONS

Our opinion expressed below is subject to the following limitations:

1. We are members of the bar of the State of New York and we have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Applicable Laws. As used in this opinion, the term "Applicable Laws" refers to the laws of the State of New York and to the Federal laws of the United States of America, in each case in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided for in the Underwriting Agreement, and excluding any law, rule or regulation relating to the


                                     C-1-3
        securities or "blue sky" laws of any State of the United States. In particular, in this opinion we do not purport to pass on any matters governed by the laws of The Netherlands.

2.      We express no opinion as to matters of fact.

D. OPINIONS

        On the basis of the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1. It is not necessary in connection with the offer, sale and delivery of the International Shares to the International Underwriters pursuant to the Underwriting Agreement or in connection with the initial resale of the International Shares by the International Underwriters in the manner contemplated by the Underwriting Agreement to register the International Shares under the Securities Act. We express no opinion as to when and under what circumstances any of the International Shares may be subsequently re-offered or resold.

2. Assuming that the Underwriting Agreement has been duly authorized, executed and delivered in accordance with the law of The Netherlands by the Company, the Underwriting Agreement has been duly executed and delivered by the Company insofar as New York Law is concerned.

3. Upon payment for the New York Shares to be sold by the Company pursuant to the Underwriting Agreement, delivery of such New York Shares, as directed by the Primary Underwriters, to Cede or such other nominee as may be designated by the Depositary Trust Company ("DTC"), registration of such New York Shares in the name of Cede or such other nominee and the crediting of such New York Shares on the books of DTC to securities accounts of the Primary Underwriters (assuming that neither DTC nor any such Primary Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such New York Shares), (a) DTC shall be a "protected purchaser" of such New York Shares within the meaning of Section 8-303 of the UCC, (b) under Section 8-501 of the UCC, the Primary Underwriters will acquire a valid security entitlement in respect of such New York Shares and (c) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such New York Shares may be asserted against the Primary Underwriters with respect to such security entitlement; in giving this opinion, we assume that when such payment, delivery and crediting occur, (x) such New York Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the


                                     C-1-4

        Company's share registry in accordance with its Articles of Association and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Primary Underwriters on the records of DTC will have been made pursuant to the UCC.

4. The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not result in any violation of any Applicable Laws or any agreement or other instrument that is listed as an exhibit to the Registration Statement and that is governed by the laws of the State of New York and is binding upon the Company or any of its subsidiaries.

5. No consent, approval, authorization, order or qualification with any United States Federal or New York governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, other than those required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder, which have been obtained (or as may be required under the securities or blue sky laws of the various States, as to which we express no opinion).

6. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the U.S. Investment Company Act of 1940, as amended.

7. Assuming the validity of such actions under the laws of The Netherlands, under the laws of the State of New York and the applicable Federal laws of the United States relating to submission to jurisdiction, pursuant to section 14 of the Underwriting Agreement, the Company (a) has validly and irrevocably submitted to the non-exclusive personal jurisdiction of any Federal or state court in The City of New York, State of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, (b) has validly and effectively waived, to the extent it may effectively do so, any objection to the venue of a proceeding in any such court and has validly and (iii) has validly and irrevocably appointed _ as its initial authorized agent for the purpose described in section 14 of the Underwriting Agreement; and services of process effected on such agent in the manner set forth in the Underwriting


                                     C-1-5

        Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company.

8. The discussions set forth in the Registration Statement and the Prospectus Supplement under "Taxation - Taxation in the United States" and "U.S. Taxation", respectively, to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to U.S. holders and non-U.S. holders described therein, are fair summaries of such matters in all material respects.

E. LIMITATIONS AND QUALIFICATIONS

The foregoing opinion is subject to the following comments and qualifications:

1. Our opinions are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights. Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

2. We express no opinion as to the enforceability of the indemnification or contribution provisions of the Underwriting Agreement that may violate any law, rule, regulation or public policy.

3. The enforceability of provisions in the Underwriting Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

4. We express no opinion as to whether a United States Federal or State court outside the State of New York would give effect to the choice of New York law provided for in the Underwriting Agreement.

5. We note that under certain circumstances the Federal courts located in the State of New York may decline to exercise subject matter jurisdiction to adjudicate a controversy relating to or arising under the Underwriting Agreement, but this does not affect the ability of a party to the Underwriting Agreement to bring an action relating to or arising under the Underwriting Agreement in a New York State court.


                                     C-1-6

6. We wish to point out with reference to obligations stated to be payable in a currency other than U.S. dollars that effective enforcement of a foreign currency claim in the courts of the State of New York or the U.S. Federal courts sitting in the State of New York may be limited by requirements that the claim (or foreign currency judgment in respect of the claim) be converted into U.S. dollars at the rate of exchange prevailing on the date of the judgment or decree by the New York court or U.S. Federal court.

7. The opinion set forth in D.6 above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, case law and Internal Revenue Service rulings or pronouncements as they exist on the date of this opinion. These authorities are all subject to change and such change may be made with retroactive effect. We can give no assurance that after any such change, this opinion would not be different. Moreover, this opinion is not binding on the Internal Revenue Service or the courts.

8.      We undertake no responsibility to update or supplement this opinion.

This opinion is given for your sole benefit and may not be disclosed to any other person, nor relied upon by any other person or for any purpose other than in connection with the transactions contemplated in the Underwriting Agreement, nor is it to be quoted or made public in any way without our prior written consent.


Yours faithfully,




Allen & Overy


                                     C-1-7

                                                                     EXHIBIT C-2

                                                  One New Change
                                                  London EC4M 9QQ

                                                  Telephone:     (020) 7330 3000
                                                  Fax (Group 3): (020) 7330 9999
                                                  Fax (Group 4): (020) 7248 1100
                                                  DX No. 73

                                                   www.allenovery.com

Our Ref:  NY: 57998.2

DRAFT                                                          _ September, 2002
2002

ABN AMRO Rothschild
Morgan Stanley & Co. International Limited
        Acting severally on behalf of themselves and as representatives of the several Primary Underwriters

                     Offering of _ AEGON N.V. Common Shares

Ladies and Gentlemen,

We have acted as special counsel to AEGON N.V., a limited liability company incorporated under the laws of The Netherlands (the "Company") on matters of New York and United States Federal law in connection with the offer and sale of _ of its common shares, par value EUR 0.12 per share. We are furnishing this letter to you pursuant to Section 6(e) of the Underwriting Agreement, dated September _, 2002 (the "Underwriting Agreement"), among ABN AMRO Rothschild, Morgan Stanley & Co. International Limited, the other Underwriters named therein, the Association and the Company.

This letter deals with our involvement in the preparation of (i) the registration statement of the Company on Form F-3 (No. 333-71438) filed with the Commission on October 11, 2001 and declared effective by the Commission on October 22, 2001 (the "Registration Statement"), including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act; (ii) the prospectus dated October 22, 2001 (the "Basic Prospectus"), filed with the Commission as part of the Registration Statement; and (iii) the prospectus supplement of the Company dated September _, 2002, in the form filed with the Commission pursuant to Rule 424 under the Securities Act (the "Prospectus Supplement") specifically relating to the Primary Shares. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.


                                     C-2-1

We have participated with ABN AMRO Rothschild and Morgan Stanley & Co. International Limited (together, the "Global Coordinators") and the Company in meetings and telephone conversations with representatives of the Global Coordinators, representatives of the Company, representatives of the Company's external auditors, representatives of Davis Polk & Wardwell as legal advisers to the Global Coordinators during which the contents of the Registration Statement and Prospectus were discussed.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement and the Prospectus, except insofar as such statements relate to us. We have not participated in the preparation of any documents incorporated by reference into the Registration Statement or the Prospectus and we have not engaged in any independent check or verification of the contents of the Registration Statement or the Prospectus.

Subject to the foregoing, we hereby advise you that (i) each document, if any, filed pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view), when so filed complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date thereof or hereof (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view), complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

Further, subject again to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) any part of the Registration Statement (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view), when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus and the Offering Circular (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view) as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated


                                     C-2-2
therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

We are furnishing this letter to you solely for your benefit in connection with the offering of the Shares. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.


Yours faithfully,



Allen & Overy



                                     C-2-3

                                                                       EXHIBIT D


Postbus 7113                                         ND draft 17 September 2002
1007 JC  Amsterdam
Prinses Irenestraat 59
1077 WV  Amsterdam
T       +31 20 541 46 46
F       +31 20 661 28 27


                                     ABN AMRO Rothschild
                                     Gustav Mahlerlaan 10
                                     1082 PP Amsterdam

                                     Morgan Stanley & Co. International Limited
                                     25 Cabot Square
                                     Canary Wharf
                                     London E14 4QA
                                     United Kingdom


Ladies and Gentlemen:

We have acted as special Netherlands legal counsel to Vereniging AEGON, in connection with the transactions contemplated by a Recapitalisation Agreement, dated [17] September 2002, among AEGON N.V. and Vereniging AEGON. This opinion letter is rendered to you pursuant to Section 6(g) of the Underwriting Agreement (as defined below).

Capitalised terms used herein shall have the meaning as set forth in Exhibit A hereto. The section headings used in this opinion letter are for convenience or reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. Exhibits referred to in this opinion letter form an integral and inseparable part hereof.

In rendering the opinions expressed herein, we have exclusively reviewed and relied upon the Transaction Documents and the Corporate Documents. We have not investigated or verified any factual matter disclosed to us in the course of our review.

This opinion letter is governed by and shall be construed and have effect in accordance with, and the opinions and statements expressed herein are limited in all respects to, Netherlands Law. Unless otherwise specifically stated herein, we do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organization, except insofar as such rules are directly applicable in the Netherlands, nor do we express any opinion on Netherlands or European competition law or tax law. No undertaking or obligation is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of any developments and/or changes under Netherlands Law subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

This opinion letter may only be relied upon on the condition that the legal relationship between the adressees and NautaDutilh N.V. shall be governed by Netherlands law and that any issues of interpretation or liability thereunder shall be submitted to the exclusive jurisdiction of the competent courts at Amsterdam, the Netherlands.

In this opinion letter, Netherlands legal concepts are expressed in English terms and not in their original Netherlands terms. The concepts concerned may not be identical to the concepts described by the same English terms, as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described thereby.

In rendering the opinions and the statements expressed herein, we have assumed that both at the time of signing of the Transaction Documents and at the Closing
Date:

(a) all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same, all documents reviewed by us as drafts of documents or as fax, photo- or electronic copy of originals are in conformity with the executed originals thereof and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

(b) no legal action with respect to the Articles of Association or the AEGON Articles of Association is void (nietig) or voidable (vernietigbaar) and the deeds containing the Articles of Association and the AEGON Articles of Association were executed on the basis of a valid declaration of no objection (verklaring van geen bezwaar) by a civil law notary (notaris), who had the power and authority to execute such deeds, and the contents of such deeds are complete and correct;

(c) Vereniging AEGON has not (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a de-merger (splitsing), (iii) had its assets placed under administration (onder bewind gesteld), (iv) been granted a suspension of payments (surseance van betaling verleend), been declared bankrupt (failliet verklaard) or been made subject to any other insolvency proceeding listed in Annex A of the Insolvency Regulation. This assumption is supported by the Extract and our inquiries of today over the telephone with the Bankruptcy Clerk's Office;

(d) the Resolutions are in full force and effect and correctly reflect the resolutions set forth therein and the power of attorney contained in the Resolutions has not been revoked, terminated or amended;

(e) each party to the Transaction Documents, other than Vereniging AEGON, has all requisite power (corporate or otherwise) to enter into the Transaction Documents and perform its obligations thereunder;

(f) each of the Transaction Documents constitutes under any applicable law, other than Netherlands Law, the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms and the choice of law contained in the Underwriting Agreement constitutes under the laws of the State of New York a legal, valid and binding choice of law;

(g) the Transaction Documents have been signed on behalf of Vereniging AEGON by [Mr P.P. Kohnstamm];

(h) the information in the Shareholders' Register and the Certificates is correct and complete;

(i) the Shares in bearer form are, whether as share certificates or by way of a global share certificate, admitted by Necigef as securities within the meaning of the WGE Act and are held and administered by Necigef on the sole behalf and in the sole name of ABN AMRO Bank and by ABN AMRO Bank, through a proportional co-ownership of Vereniging AEGON to a collective deposit (verzameldepot) relating to such Shares, on the sole behalf and in the sole name of Vereniging AEGON, as supported by the ABN AMRO Certificate;

(j) immediately prior to the sale, transfer and delivery of the Shares in bearer form that are within the Necigef-system as set forth in (i) above, no book entries whatsoever were recorded or made, whether by Necigef on any global certificate or otherwise in its administration or by ABN AMRO Bank or any other Admitted Institution in its administration, in connection with the vesting of a right of pledge (pandrecht) or usufruct (vruchtgebruik) or other encumbrance on any of such Shares in bearer form and no attachment (beslag) of whatever nature has been made with respect to such Shares in bearer form, as supported by the ABN AMRO Certificate;

(k) as to any Shares in bearer form, a conversion of such Shares into registered Shares will, if necessary, have taken place in time, i.e. before such Shares are to be sold, tranferred and delivered pursuant to the Transaction Documents;

(l) as to any Shares in registered form, a conversion of such Shares into bearer Shares will, if necessary, have taken place in time, i.e. before such Shares are to be sold, tranferred and delivered pursuant to the Transaction Documents;

(m) as to any Shares in registered form, no share certificates (bewijzen van aandeel) have been issued in respect thereof;

(n) at all times the Shares have been transferred on a valid legal basis (met geldige titel) and acquired by Vereniging AEGON acting in good faith, from transferees who at the time were authorised
        (beschikkingsbevoegd) to dispose of the Shares;

(o) the Shares will be offered, sold and delivered as contemplated by and in accordance with the Underwriting Agreement;

(p) the application by Vereniging AEGON of the proceeds of the sale of the Shares as contemplated by the Transaction Documents will have no, or only a marginal, effect on the earnings per common share of AEGON N.V.

Based upon and subject to the foregoing and subject to the assumptions and qualifications set forth herein and to any matters, documents or events not disclosed to us, we express the following opinions:

        Corporate Power

1. Vereniging AEGON has the corporate power to enter into the Transaction Documents and to perform its obligations thereunder.

        Corporate Action

2. Vereniging AEGON has taken all necessary corporate action in connection with the entering into the Transaction Documents, required by its Articles of Association or Netherlands Law.

        Due Execution

3.      Vereniging AEGON has validly signed the Transaction Documents.

        Enforceability

4. The obligations of Vereniging AEGON under the Transaction Documents are enforceable in accordance with their terms against Vereniging AEGON in the Netherlands.

        No Violation of Netherlands Law

5. Vereniging AEGON does not violate any provision of its Articles of Association or Netherlands Law by entering into the Transaction Documents or by performing its obligations thereunder.

        Registered Shares

6.      According to the Shareholders' Register and the Secretary Certificate
        (i) the Shares in registered form, immediately before the sale, transfer and delivery thereof pursuant to the Transaction Documents, were registered in the name of Vereniging AEGON and were (a) free of any rights of pledge (pandrecht) and rights of usufruct (vruchtgebruik) and
        (b) had not been attached (beslagen) and (ii) Vereniging AEGON has valid title to such Shares and the legal right and power to sell, transfer and deliver such Shares; and assuming (w) the execution of the Transaction Documents by the parties thereto, (x) full payment for the Shares having been made in accordance with the Transaction Documents, (y) the execution of a private deed of transfer by and between Vereniging AEGON as transferor, the relevant Underwriters as transferees and AEGON N.V. for acknowledgement and (z) the transfer of the Shares having been recorded in the shareholders register of AEGON N.V., such Underwriters will have acquired valid title and full ownership to such Shares free and clear of any rights of pledge (pandrecht), rights of usufruct (vruchtgebruik) or attachments (beslagen). [NB check final number of registered Shares in the Transaction]

        Bearer Shares

7. According to the ABN AMRO Certificate (i) Vereniging AEGON, immediately before the sale, transfer and delivery pursuant to the Transaction Documents of the Shares in bearer form that are within the Necigef-system, had a proportional co-ownership within the meaning of the WGE Act with respect to such Shares and such Shares were (a) free of any rights of pledge (pandrecht) and rights of usufruct (vruchtgebruik) and (b) had not been attached (beslagen) and (ii) Vereniging AEGON has valid title to such Shares and the legal right and power to sell, transfer and deliver such Shares; and assuming (x) the execution of the Transaction

        Documents by the parties thereto, (y) full payment for the Shares having been made in accordance with the Transaction Documents and (z) Vereniging AEGON's securities account with ABN AMRO Bank having been debited and the relevant Underwriters' account(s) with the relevant Admitted Institution(s) having been credited within the meaning of the WGE Act with such Underwriters' respective entitlements to Vereniging AEGON's proportional co-ownership with respect to such Shares, such Underwriters will have acquired valid title and full ownership to such Shares free and clear of any rights of pledge (pandrecht), rights of usufruct (vruchtgebruik) or attachments (beslagen). [NB check final number of bearer shares in the Transaction]

        No Authorizations, Consents and Approvals

8. No authorisations, consents, approvals, licenses or orders from or notices to or filing with any regulatory or other authority or governmental body of the Netherlands are required in respect of entering into the Transaction Documents or the performance by Vereniging AEGON of its obligations thereunder, except for publication and/or notice requirements, to the extent applicable, pursuant to the Act on Disclosure of Holdings in Listed Companies 1996 (Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996), as amended, and/or the Act on the Supervision of Securities Trade 1995 (Wet toezicht effectenverkeer 1995), as amended; provided that non-compliance by Vereniging AEGON with these publication and/or notice requirements does in itself not adversely affect the validity or enforceability of the Transaction Documents or the performance by Vereniging AEGON of its obligations thereunder.

The opinions expressed above are subject to the following qualifications:

(A) The information contained in the Extract or obtained from the Bankruptcy Clerk's Office cannot be considered conclusive evidence (dwingend bewijs).

(B) As Netherlands lawyers we are not qualified or able to assess the true meaning and purport under applicable law, if other than Netherlands Law, of the terms of the Underwriting Agreement and the obligations thereunder of the parties thereto and we have made no investigation of such meaning and purport. Our review of the Underwriting Agreement and of any other documents subject or expressed to be subject to any law other than Netherlands Law has therefore been limited to the terms of such documents as they appear to us on the face thereof and only in respect of any involvement of Mandatory Rules of Netherlands Law or Netherlands Public Policy.

(C) Pursuant to Article 2:7 NCC, any transaction entered into by a legal entity may be nullified if the objects of such entity were transgressed thereby and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten); only the legal entity itself may invoke this ground for nullification. The Netherlands Supreme Court has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of such objects in the articles of association is decisive, but all (relevant) circumstances must be taken into account, in particular whether the interest of the legal entity is served by the transaction. The authoritative legal writers are divided about the interpretation of this ruling. In particular they are divided about the question whether a transaction which falls within the scope of the description of the objects in the articles of association of a legal entity, but is (clearly) against its interest, must be held to transgress the objects of such entity. Most authoritative legal writers agree that acts of a legal entity which are (a) within the objects clause as contained in the respective Articles of Association of association of such legal entity and (b) in the actual interest of such legal entity in the sense that such acts are conducive to the realization of the objects of such legal entity as laid down in its articles of association, do not transgress the objects of such legal entity and therefore are not subject to nullification pursuant to
        Article 2:7 NCC. On the face of the Transaction Documents, and having regard at the objects of Vereniging AEGON as stated in article 2 of the Articles of Association, we have no reason to believe that entering into the Transaction Documents by Vereniging AEGON would be a violation of the objects clause as contained in the Articles of Association, and therefore be considered ultra vires.

(D) The term "enforceable in accordance with their terms" as used in the opinion expressed in paragraph 4 means that if any party to the Transaction Documents brings an action (een rechtsvordering instellen) before a competent Netherlands Court seeking enforcement of the Transaction Documents, such court will provide some remedy subject to the terms of the Transaction Documents, the law governing the Transaction Documents, the provisions of the NCCP and other applicable law.

(E) The enforceability of any of the obligations of Vereniging AEGON under the Transaction Documents against Vereniging AEGON in the Netherlands, without regard to the applicable law, may be limited or affected by:

        (a) any applicable bankruptcy, suspension of payments or any other insolvency proceeding listed in Annex A to the Insolvency Regulation;

        (b) the provisions of fraudulent preference and conveyance (Actio Pauliana) and similar rights available to creditors in other jurisdictions;

        (c)     tort (onrechtmatige daad); and

        (d) rules of reasonableness and fairness (redelijkheid en billijkheid), force majeure (overmacht), imprevision (onvoorziene omstandigheden), set-off (verrekening) and other defences afforded by Dutch law to obligors generally.

(F) We do not render any opinion on the recognition and enforceability in the Netherlands of any security right or right in rem (goederenrechtelijke (zekerheids-)rechten) purported or intended to be created pursuant to any Transaction Document or with respect to any authorisation, consent, approval, license, order, notice or filing necessary to ensure the validity or enforceability of any security right or right in rem.

(G) Pursuant to Article 6 CSSA, an enterprise or institution established in the Netherlands may not carry on the business of a credit institution (kredietinstelling), that is the business of receiving funds repayable and to grant credits or investments for its own account, without a license from the NCB, unless such enterprise or institution complies with the requirements set out in the Decree of the Minister of Finance dated 26 June 2002 issued pursuant to, inter alia, Article 6, paragraph 2 CSSA.

(H) Payments exceeding EUR 50,000 by (or to) Vereniging AEGON to (or from) non-residents of the Netherlands must be reported by Vereniging AEGON to the NCB in accordance with the External Financial Relations Act 1994 (Wet financiele betrekkingen buitenland 1994) and the regulations promulgated thereunder. Non-compliance by Vereniging AEGON with these reporting requirements does, however, in itself not adversely affect the enforceability of the obligations of Vereniging AEGON under the Transaction Documents in the Netherlands.

(I) Registration in or deregistration from a shareholders' register is not a constitutive requirement under Netherlands Law for (a) the authorisation, creation, issue, transfer, cancellation or redemption of registered shares in the capital of a Dutch company or (b) the creation of any lien, claim or other encumbrance, including, without limitation, a right of pledge (pandrecht), a right of usufruct (vruchtgebruik) or an attachment (beslag) with respect to registered shares in the capital of a Dutch company;

        consequently, there is no way of verifying conclusively whether the information contained in a shareholders' register with respect to a Dutch company is complete and correct.

This opinion letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to herein. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Transaction Documents or any other document examined in connection with this opinion except as expressly confirmed herein.

The limitation of liability clause as contained in the general conditions of NautaDutilh N.V. is not applicable to the contents of this opinion letter.

This opinion letter and its contents speak as of the date hereof. It is addressed solely to you. It may not be relied upon in any manner by any person other than you and, without our prior written consent, its contents may not be quoted, otherwise included, summarized or referred to in any publication or document or disclosed to any party, in whole or in part, for any purpose whatsoever.


Yours truly,


NautaDutilh N.V.
represented by:
Robert P. ten Have

                                                                       EXHIBIT A
                                                                        LIST OF
                                                                     DEFINITIONS


"ABN AMRO Bank"                     ABN AMRO Bank N.V., an Admitted Institution

"ABN AMRO Certificate"              the statement issued by ABN AMRO Bank on
                                    [23] September 2002 relating to the Shares in bearer form

"Admitted Institution"              an admitted institution within the meaning
                                    of the WGE Act

"AEGON Articles of Association"     the articles of association of AEGON N.V.
                                    as last amended on 30 May 2000

"Articles of Association"           the deed of incorporation (akte van
                                    oprichting) of Vereniging AEGON dated  23
                                    November 1978, containing the articles of association (statuten), as amended by the deed of amendment to such articles of association dated 28 December 1999

"Bankruptcy Clerk's Office"         the The Hague District Court Bankruptcy
                                    Clerk's office (faillissementsgriffie van de rechtbank te 's-Gravenhage)

"Certificates"                      the ABN AMRO Certificate and the Secretary
                                    Certificate

"Closing Date"                      the Closing Date as defined in the
                                    Underwriting Agreement

"Commercial Register"               the The Hague Chamber of Commerce Commercial
                                    Register (handelsregister gehouden door de
                                    Kamer van Koophandel en Fabrieken te
                                    's-Gravenhage)

"Corporate Documents"               the documents listed in Exhibit C hereto

"CSSA" the Credit System Supervision Act 1992 (Wet toezicht kredietwezen 1992)

"Exhibit"                           an exhibit to this opinion letter

"Extract"                           Extract from the The Hague Commercial
                                    Register, dated [_] September 2002, relating to Vereniging AEGON

"Global Shares"                     the common shares of AEGON N.V. defined as
                                    the Global Shares in the Underwriting
                                    Agreement

"Insolvency Regulation"             the 29 May 2000 Council  Regulation  (EC) No
                                    1346/2000 on Insolvency Proceedings

"Mandatory Rules"                   those rules of law under the law any country
                                    that has a close connection with the
                                    situation adjudicated, which rules under the law of such country, must be applied whatever the law applicable to any agreement
                                    (voorrangsregels)

"NCB"                               the Netherlands Central Bank (De
                                    Nederlandsche Bank N.V.)

"NCC"                               the Netherlands Civil Code

"NCCP"                              the Netherlands Code of Civil Procedure

"the Netherlands"                   the Kingdom of the Netherlands, excluding
                                    Aruba and the Netherlands Antilles

"Netherlands Courts"                the courts of the Netherlands

"Netherlands Law"                   the laws with general applicability of the
                                    Netherlands, and, in so far as they are
                                    directly applicable in the Netherlands, of the European Community, as they stand at the date hereof and as they are presently interpreted under published authoritative case law of the Netherlands Courts and the European Court of Justice, as the case may be

"Netherlands Public Policy"         those rules and principles of Netherlands
                                    Law, which are considered as public policy of the Netherlands (regels van openbare orde)

"Netherlands Supreme Court"         the Supreme Court of the Netherlands (Hoge
                                    Raad der Nederlanden)

"Recapitalisation Agreement"        the recapitalisation agreement dated as of
                                    [17] September 2002 among Vereniging AEGON and AEGON N.V.

"Regulation S Shares"               the common shares of AEGON N.V. defined as
                                    the Regulation S Shares in the Underwriting
                                    Agreement

"Resolutions"                       the resolutions of the (extraordinary)
                                    general meetings of members of Vereniging
                                    AEGON and of the board of Vereniging AEGON as set forth in Exhibit C

"Secretary Certificate"             the certificate of the Secretary of
                                    Vereniging AEGON dated [23] September 2002

"Shareholders' Register"            a faxed copy of the entry into the
                                    shareholders' register of AEGON N.V.
                                    relating to Vereniging AEGON, as attached to the Secretary Certificate

"Shares"                            the Regulation S Shares and the Global
                                    Shares

"Transaction Documents"             the documents listed in Exhibit B hereto

"Underwriters"                      the Underwriters as defined in the
                                    Underwriting Agreement

"Underwriting Agreement"            the underwriting agreement, dated as of [17]
                                    September 2002 among (a) Vereniging AEGON,
                                    (b) AEGON N.V., (c) ABN AMRO Rothschild, (d)
                                    Morgan Stanley & Co. International Limited and (e) the several Global Underwriters and Regulation S Underwriters (as defined therein)

"WGE Act"                           the Netherlands Securities Giro
                                    Administration and Transfer Act (Wet giraal effectenverkeer)

                                                                       EXHIBIT B

                                                                        LIST OF
                                                           TRANSACTION DOCUMENTS


1.   [a fax copy of the signed] Recapitalisation Agreement;

2.   [a fax copy of the signed] Underwriting Agreement;

3.   [a fax copy of the signed] ABN AMRO Certificate.

                                                                       EXHIBIT C

                                                                        LIST OF
                                                             CORPORATE DOCUMENTS


1. a [fax] copy of the deed of incorporation of Vereniging AEGON dated 23 November 1978;

2. an [original certified] copy of the articles of association of Vereniging AEGON dated 28 December 1999;

3.   an [original certified] copy of the Extract;

4. [a fax copy of the signed] Secretary Certificate, attaching inter alia the Shareholders Register;

5.   a [fax] copy of the following Resolutions:

     (a) the minutes of the annual general meeting of members (Algemene Ledenvergadering) of Vereniging AEGON dated 18 April 2002;

     (b) the minutes of the extraordinary general meeting of members (buitengewone Algemene Ledenvergadering) of Vereniging AEGON dated 3 August 2002;

     (c) Convocation and agenda for the extraordinary general meeting of members (buitengewone Algemene Ledenvergadering) of Vereniging AEGON dated 26 August 2002;

     (d) [the draft minutes of the extraordinary general meeting of members (buitengewone Algemene Ledenvergadering) of Vereniging AEGON dated 26 August 2002;]

     (e)  the resolution of all members (leden) of Vereniging AEGON, as meant in article 15.8 of the Articles of Association, relating to and approving the transactions contemplated by the Recapitalisation Agreement and granting a power of attorney to the board with respect to the further decision making with respect thereto and implementation in respect thereof (with attached thereto a memorandum of Mr J.B.M. Streppel dated 23 August 2002);

     (f) a certificate of the secretary to the board of AEGON N.V. dated 3 September 2002, certifying the resolution adopted by the general meeting of shareholders of AEGON N.V. on 18 April 2002 to authorise the board of AEGON N.V. re repurchase of shares;

     (g) the resolution of the board of Vereniging AEGON adopted in its meeting of 12 September 2002 including an additional statement thereto;

6. an [original certified] copy of the articles of association of AEGON N.V. dated 30 May 2000.

                                                                       EXHIBIT E


                                            September _, 2002


ABN AMRO Rothschild
Morgan Stanley & Co. International Limited
    As representatives of the several Global Underwriters referred to below (the "Global Representatives") and as representatives of the several Regulation S Underwriters referred to below (the "Regulation S Representatives", and collectively with the Global Representatives, the "Representatives")

C/o_______________________________


Ladies and Gentlemen:

        We have acted as special counsel to the Global Underwriters (the "Global Underwriters") and the Regulation S Underwriters (the "Regulation S Underwriters" and, collectively with the Global Underwriters, the "Underwriters") named in Schedule I and Schedule II, respectively, to the Underwriting Agreement dated September _, 2002 (the "Underwriting Agreement") among Aegon N.V., a corporation organized under the laws of The Netherlands (the "Company"), and Vereniging Aegon, a Dutch Association (the "Association"), and the Underwriters. Pursuant to the Underwriting Agreement, the Company proposes to sell, and you severally propose to purchase, __ Common Shares (par value
(euro)0,12 per Common Share) of the Company (the "Global Shares"), and the Association proposes to sell _ Common Shares of the Company, par value
(euro)0,12 (the "Regulation S Shares", and, collectively with the Global Shares, the "Shares"). This opinion is delivered pursuant to Article 6(h) of the Underwriting Agreement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        We have (i) participated in the preparation of the prospectus supplement of the Company dated September _, 2002 in the form filed with the United States Securities and Exchange Commission (the "Commission") on September _, 2002 pursuant to Rule 424 under the U.S. Securities Act of 1933 (the "Securities Act") (the "Prospectus Supplement") (other than the documents incorporated by reference therein (the "Incorporated Documents")) relating to the registration of the offering of Global Shares (in the form of bearer shares or New York Shares) and (ii) reviewed the registration statement of the Company on Form F-3
(File No. 333-71438), filed with the Commission on October 11, 2001 and declared effective on October 22, 2001, and the prospectus dated October 22, 2001 (the "Basic Prospectus"), filed with the Commission as part of such registration statement. The registration statement including exhibits thereto, as amended to the date of the Underwriting Agreement is hereinafter referred to as the "Registration Statement", and the Basic Prospectus with the Prospectus Supplement, (including the Incorporated Documents and the form of Prospectus used to confirm sales of the Shares in Canada) in their respective form first used to confirm sales of shares, are hereinafter referred to as the "Prospectus". We have also participated in the preparation of the offering circular relating to the sale of the Regulation S Shares outside the United States in reliance on Regulation S of the Securities Act (the "Offering Circular").

        Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

        Based upon the foregoing, we are of the opinion that:

        (i) It is not necessary in connection with the offer, sale and delivery of the Regulation S Shares to the Regulation S Underwriters pursuant to the Underwriting Agreement or in connection with the initial resale of the Regulation S Shares by the Regulation S Underwriters in the manner contemplated by the Underwriting Agreement to register the Regulation S Shares under the Securities Act (it being understood that we express no opinion with respect to any other offer or resale of the Regulation S Shares).

        (ii) Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Association insofar as The Netherlands law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company and the Association.

        (iii) Upon payment for the New York Shares to be sold by the Company pursuant to the Underwriting Agreement, delivery of such New York Shares, as directed by the Global Underwriters, to Cede or such other nominee as may be designated by the Depositary Trust Company ("DTC"), registration of such New York Shares in the name of Cede or such other nominee and the crediting of such New York Shares on the books of DTC to securities accounts of the Global Underwriters (assuming that neither DTC nor any such Global Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC") to such New York Shares), (A) DTC shall be a "protected purchaser" of such New York Shares within the meaning of Section 8-303 of the UCC, (B) under section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such New York Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such New York Shares may be asserted against the Global Underwriters with respect to such security entitlement; in giving this opinion, we assume that when such payment, delivery and crediting occur, (x) such New York Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's New York share registry in accordance with its Articles of Association and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Global Underwriters on the records of DTC will have been made pursuant to the UCC.

        We have considered the statements relating to legal matters included in each of the Prospectus and the Offering Circular under the caption "Plan of Distribution". In our opinion, such statements fairly summarize in all material respects such matters.

        We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the Prospectus or the Offering Circular. We have generally reviewed and discussed with your representatives, and with certain officers and employees of, and counsel and independent public accountants for, the Company and representatives of the Association the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated, nothing has come to our attention to cause us to believe that (i) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) any part of the Registration Statement and the Basic Prospectus included therein (except as aforesaid) at the time such part became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iii) each of the Prospectus and the Offering Circular (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no belief) as of their respective dates and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        The opinion set forth in paragraph (i) assumes the accuracy of, and compliance with, the representations and warranties of the Company in Sections 1(o) and 1(p) of the Underwriting Agreement, the representations and warranties of the Association in Sections 2(f) and 2(g) of the Underwriting Agreement and the representations and warranties of the Regulation S Underwriters, in Sections 8(a) and 8(b) of the Underwriting Agreement.

        With respect to all matters of The Netherlands law, you have been delivered, and we understand that you are relying upon, the opinions of Allen &

Overy, outside Dutch counsel for the Company, Nauta Dutilh, Dutch counsel for the Association, and Erik Lagendjik, general counsel for the Company, each of which has been delivered pursuant to Article 6 of the Underwriting Agreement. We have examined such opinions, together with the opinion and disclosure letter delivered to you by Allen & Overy, outside U.S. counsel for the Company, pursuant to Section 6(f) of the Underwriting Agreement, and we believe that such opinions are substantially responsive to the requirements thereof.

        In addition, we have also examined letters from Ernst & Young, independent public accountants for the Company, dated September o, 2002 and the date hereof and delivered to you pursuant to Section 6(i) of the Underwriting Agreement relating to the financial statements and certain financial information contained in the Registration Statement, the Prospectuses and the Offering Circular. We participated in discussions with your representatives and with representatives of Ernst & Young relating to the forms of each such letter, and we believe that they are substantially in the forms agreed to.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                           Very truly yours,

                                           Davis Polk & Wardwell